The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       November 4, 2009

                    Pricing Supplement dated November _, 2009
           to the Product Prospectus Supplement dated April 11, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007


    [RBC LOGO]                   Royal Bank of Canada
                                 Direct Investment Notes Linked to a Basket of
                                 Stocks

                                  GENERAL TERMS

     Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as "direct investment notes" or the "notes") described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Basket: The Notes are linked to the value of an equally-weighted basket (the "Basket") of the common stocks of sixteen companies (the "Underlying Stocks" and each, an "Underlying Stock"). Each Underlying Stock has a weighting of 6.25% of the overall basket. The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Pricing Date.

                              Underlying Stock                     Ticker              Initial Stock Price
                              ----------------                     ------              -------------------

                              Badger Meter, Inc.                     BMI                      $ [ ]

                              Calgon Carbon Corporation              CCC                      $ [ ]

                              Church & Dwight Co., Inc.              CHD                      $ [ ]

                              California Water Services Group        CWT                      $ [ ]

                              Dionex Corporation                    DNEX                      $ [ ]

                              Ecolab Inc.                            ECL                      $ [ ]

                              Energy Recovery Inc.                  ERII                      $ [ ]

                              Insituform Technologies, Inc.         INSU                      $ [ ]

                              Itron, Inc.                           ITRI                      $ [ ]

                              Layne Christensen Company             LAYN                      $ [ ]

                              Lindsay Corporation                    LNN                      $ [ ]

                              Millipore Corporation                  MIL                      $ [ ]

                              Nalco Holding Co.                      NLC                      $ [ ]

                              SABESP                                 SBS                      $ [ ]

                              Whirlpool Corporation                  WHR                      $ [ ]

                              Aqua America Inc.                      WTR                      $ [ ]

Incorporated risk factors:    The notes are subject to the risks set forth under
                              the heading "Additional Risk Factors Specific to
                              Your Notes" in the product prospectus supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher).

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher).

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (Basket
                              Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           97.00%

Offer Price to Investors:     100% of the principal amount.

Basket Change:                The Basket Change is the equal-weighted return of
                              the Underlying Stocks. It is equal to the average of the Percentage Changes of each Underlying
                              Stock, which is calculated by dividing the sum of the Percentage Changes for all of the Underlying
                              Stocks by the number of Underlying Stocks in the Basket.

Percentage Change:            For an Underlying Stock, at maturity, the
                              Percentage Change is calculated using the following formula:

                                                Final Price
                                              [-------------]
                                               Initial Price

                              Where the Final Price is the closing price for the Underlying Stocks on the Valuation Date and the Initial Price is the closing price for the Underlying Stocks on the Pricing Date.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:               For any Underlying Stock, 100% of the gross cash
                              dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying
                              Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Stock
                              Price for that Underlying Stock.

Pricing Date:                 November 24, 2009

Settlement Date:              November 30, 2009

Valuation Date:               December 27, 2010

Maturity Date:                December 30, 2010

Term:                         The term of your notes is approximately thirteen
                              (13) months.

Special features of the       None.
notes:

Initial Stock Prices:         The closing price of the Underlying Stocks on the
                              Pricing Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Final Stock Prices:           The closing price of the Underlying Stocks on the
                              Valuation Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Determination of Underlying   The prices of the Underlying Stocks on any trading
Stock Prices:                 day will equal the official closing price of that
                              Underlying Stock or any successor stock thereto
                              (as described in the product prospectus
                              supplement) published following the regular official weekday close of trading for such stock on that trading day. In certain circumstances, the prices for the Underlying Stocks will be based on an alternate calculation of that Underlying Stocks described under "Specific Terms of the Notes--Consequences of Market Disruption Events" in the product prospectus supplement.

U.S. tax treatment:           The United States federal income tax consequences
                              of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Stock for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008HNE6

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to direct investment notes dated April 11, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product prospectus supplement dated April 11, 2009.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the "FDIC") or any other Canadian or U.S. government agency or instrumentality. The Notes are not guaranteed under the FDIC's Temporary Liquidity Guarantee Program.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

 No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.


                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................              %       $
Underwriting discounts and commission.................................................              %       $
Proceeds to Royal Bank................................................................              %       $


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 98.25%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the Issue Date.

If the notes priced on the date of this preliminary pricing supplement, the underwriters would receive a commission of approximately $22.50 per $1,000 in principal amount of the notes and would use a portion of that commission to allow selling concessions to other dealers of approximately $22.50 per $1,000 in principal amount of the notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. If the notes priced on the date of this preliminary pricing supplement, the price of the notes would also include a profit of $7.50 per $1,000 in principal amount of the notes earned by Royal Bank of Canada in hedging its exposure under the notes. In no event will the total of the commission received by the underwriters, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank of Canada exceed $30.00 per $1,000 in principal amount of the notes.

The underwriters may use this pricing supplement in the initial sale of the notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the notes after their initial sale. Unless an underwriter informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

                         RBC Capital Markets Corporation

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors Specific to your Notes" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated April 11, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/
     f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are for illustration purposes only. The prices and dividend yields of the Underlying Stocks are not estimates or forecasts of the Initial Stock Prices and Final Stock Prices or dividend yields of the Underlying Stocks on which the calculation of the Percentage Change, Basket Dividend Yield and Payment at Maturity, will depend. All examples assume that a holder has purchased notes with an aggregate principal amount of $1,000 and that no market disruption event has occurred.


Example 1-- Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:

       ---------------------------------------------------------------------
                         Initial        Final                      Basket
         Underlying       Stock         Stock       Percentage    Dividend
           Stock          Price         Price         Change       Yield
       ---------------------------------------------------------------------
          Stock A        $27.14        $32.57          120%        0.00%
       ---------------------------------------------------------------------
          Stock B        $59.00        $66.08          112%        1.83%
       ---------------------------------------------------------------------
          Stock C        $48.95        $44.06           90%        0.00%
       ---------------------------------------------------------------------
          Stock D        $68.49        $78.08          114%        0.00%
       ---------------------------------------------------------------------
          Stock E        $40.68        $47.19          116%        0.49%
       ---------------------------------------------------------------------
          Stock F        $46.28        $66.64          144%        1.12%
       ---------------------------------------------------------------------
          Stock G        $26.26        $33.61          128%        0.95%
       ---------------------------------------------------------------------
          Stock H        $36.78        $34.94           95%        0.73%
       ---------------------------------------------------------------------
          Stock I        $19.61        $27.45          140%        1.36%
       ---------------------------------------------------------------------
          Stock J       $501.71       $722.46          144%        0.00%
       ---------------------------------------------------------------------
          Stock K        $37.95        $46.30          122%        0.00%
       ---------------------------------------------------------------------
          Stock L        $42.18        $62.43          148%        1.33%
       ---------------------------------------------------------------------
          Stock M        $39.03        $52.69          135%        1.13%
       ---------------------------------------------------------------------
          Stock N        $19.68        $19.29           98%        0.61%
       ---------------------------------------------------------------------
          Stock O        $39.72        $33.76           85%        0.00%
       ---------------------------------------------------------------------
          Stock P        $29.14        $41.96          144%        0.00%
       --------------------------------------------=========================
                                                     1935.00%      9.55%
       ---------------------------------------------------------------------


                              1
              Basket Change = -- x 1935.00%
                              16

                            = 120.94%

                              1
      Basket Dividend Yield = -- x 9.55%
                              16

                            = 0.60%

        Payment at Maturity = 97.00% x $1,000 x (Basket Change + Basket Dividend
                              Yield)
                            = $970 x (120.94% + 0.60%)
                            = $1,178.94

     $1,178.94 returned at maturity, resulting in a 17.89% return on the note.

Example 2-- Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:

       ---------------------------------------------------------------------
                         Initial        Final                      Basket
         Underlying       Stock         Stock      Percentage     Dividend
           Stock          Price         Price        Change        Yield
       ---------------------------------------------------------------------
          Stock A         $27.14       $25.78          95%         0.00%
       ---------------------------------------------------------------------
          Stock B         $59.00       $56.64          96%         1.83%
       ---------------------------------------------------------------------
          Stock C         $48.95       $44.06          90%         0.00%
       ---------------------------------------------------------------------
          Stock D         $68.49       $41.09          60%         0.00%
       ---------------------------------------------------------------------
          Stock E         $40.68       $39.87          98%         0.49%
       ---------------------------------------------------------------------
          Stock F         $46.28       $48.59         105%         1.12%
       ---------------------------------------------------------------------
          Stock G         $26.26       $25.21          96%         0.95%
       ---------------------------------------------------------------------
          Stock H         $36.78       $34.94          95%         0.73%
       ---------------------------------------------------------------------
          Stock I         $19.61       $19.22          98%         1.36%
       ---------------------------------------------------------------------
          Stock J        $501.71      $722.46         144%         0.00%
       ---------------------------------------------------------------------
          Stock K         $37.95       $46.30         122%         0.00%
       ---------------------------------------------------------------------
          Stock L         $42.18       $25.31          60%         1.33%
       ---------------------------------------------------------------------
          Stock M         $39.03       $27.32          70%         1.13%
       ---------------------------------------------------------------------
          Stock N         $19.68       $19.29          98%         0.61%
       ---------------------------------------------------------------------
          Stock O         $39.72       $33.76          85%         0.00%
       ---------------------------------------------------------------------
          Stock P         $29.14       $23.31          80%         0.00%
       -------------------------------------------==========================
                                                    1492.01%       9.55%
       ---------------------------------------------------------------------


                              1
              Basket Change = -- x 1492.01%
                              16

                            = 93.25%

                              1
      Basket Dividend Yield = -- x 9.55%
                              16

                            = 0.60%

        Payment at Maturity = 97.00% x $1,000 x (Basket Change + Basket Dividend
                              Yield)

                            = $970 x (93.25% + 0.60%)

                            = $910.34

     $910.34 returned at maturity, resulting in a -8.97% return on the note.

Historical Performance of the Basket

     The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on October 23, 2008 and ending on October 23, 2009 is shown below. During this period, the Basket realized a total return of 29.27%, dividend income included. Assuming that the value of the Basket for the period beginning on October 23, 2008 was 100, the value of the Basket on October 28, 2008 would have been 129.27. By comparison, during the same period, the S&P 500 Index realized a total return of approximately 18.88%, dividend income included. The following graphs represent the performance of the Basket as well as the S&P 500 during this period.

     Index: Water DIN
     Daily from 23-Oct-2008 to 23-Oct-2009
     [CHART OMITTED]

     S&P 500 (SP50)
     Daily from 23-Oct-2008 to 23-Oct-2009
     [CHART OMITTED]

     The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes. Historical performance of the Underlying Stocks does not predict future performance of the Underlying Stocks or the notes. The source of the data displayed in these charts is Factset Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Common Stocks and Other Equity Securities Comprising the Basket

     Each of the common stocks comprising the Basket is registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the common stocks comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     The following information regarding each of the issuers of the common stocks comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

     We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

     o Badger Meter, Inc. engages in manufacturing and marketing flow measurement and control products for water utilities, municipalities, and industrial customers worldwide. Its products are used to measure and control the flow of liquids in various applications. The company provides utility and industrial product lines. The utility product line comprises residential and commercial water meters with various automatic meter reading technology systems.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06706.

     o Calgon Carbon Corporation provides services, products, and solutions for purifying water and air in the United States and internationally. The company operates through three segments: Activated Carbon and Service, Equipment, and Consumer. The Activated Carbon and Service segment manufactures granular and powdered activated carbon for use in applications to remove organic compounds from water, air, and other liquids and gases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10776.

     o Church & Dwight Co., Inc., together with its subsidiaries, develops, manufactures, and markets a range of household, personal care, and specialty products under various brand names in the United States and internationally. The company operates in three segments: Consumer Domestic, Consumer International, and Specialty Products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10585.

     o California Water Service Group, through its subsidiaries, provides water utility and other related services in California, Washington, New Mexico, and Hawaii. It engages in the production, purchase, storage, treatment, testing, distribution, and sale of water for domestic, industrial, public, and irrigation uses, as well as for fire protection.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13883.

     o Dionex Corporation designs, manufactures, markets, and services analytical instrumentation and related accessories, and chemicals. The company offers a range of liquid chromatography systems, sample preparation devices, and related products that are used by chemists to separate and quantify the individual components of chemical mixtures in industrial, research, and laboratory markets. Its liquid chromatography systems include ion chromatography and high performance liquid chromatography products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-11250.

     o Ecolab Inc. develops and markets products and services for the hospitality, foodservice, healthcare, and light industrial markets in the United States and internationally.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09328.

     o Energy Recovery, Inc. engages in the design, development, manufacture, and sale of energy recovery devices for sea water reverse osmosis desalination worldwide. The company markets its energy recovery devices under the ERI, PX, Pressure Exchanger, and PX Pressure Exchanger trademarks. It serves engineering and construction firms, and original equipment manufacturers. Energy Recovery, Inc. was founded in 1992 and is headquartered in San Leandro, California.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34112.

     o Insituform Technologies, Inc., together with its subsidiaries, provides proprietary trenchless technologies to rehabilitate, replace, maintain, and install underground pipes.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10786.

     o Itron, Inc. provides products and services to utilities for the energy and water markets worldwide. It produces electricity, gas, water, and heat meters; and various other associated metering products for residential, commercial and industrial (C&I), and transmission and distribution customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22418.

     o Layne Christensen Company and its subsidiaries provide drilling and construction services and related products to the water infrastructure and mineral exploration markets. The company's Water Infrastructure division provides water, and wastewater related services and products, including hydrological studies, site selection, well design, drilling and well development, pump installation, and well rehabilitation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34195.

     o Lindsay Corporation manufactures and sells automated agricultural irrigation systems that enhance or stabilize crop production while conserving water, energy, and labor. It operates in two segments, Irrigation and Infrastructure. The Irrigation segment offers center pivot and lateral move irrigation systems, as well as hose reel travelers and mini-pivots.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13419.

     o Millipore Corporation, a life science company, provides technologies, tools, and services for bioscience research and biopharmaceutical manufacturing industry in the Americas, Europe, and the Asia Pacific. It operates in two segments, Bioprocess and Bioscience. The Bioprocess segment develops, manufactures, and sells consumable products and hardware, as well as provides related services used principally in the development and manufacture of therapeutic products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09781.

     o Nalco Holding Company provides water treatment and process improvement products and services to industrial and institutional customers worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32342.

     o Companhia de Saneamento Basico do Estado de Sao Paulo provides basic and environmental sanitation services in the Greater Sao Paulo metropolitan area, Brazil. The company plans, executes, and operates water, sewage, and industrial wastewater systems. It provides water and sewage services to residential, consumer, commercial, industrial, and condominium customers, as well as small and medium-sized companies in 366 municipalities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31317.

     o Whirlpool Corporation engages in the manufacture and marketing of home appliances worldwide. Its principal products include laundry appliances, refrigerators, cooking appliances, dishwashers, mixers, and other small household appliances. The company also produces hermetic compressors for refrigeration systems.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03932.

     o Aqua America, Inc., through its subsidiaries, operates regulated utilities that provide water or wastewater services in the United States. It serves residential, commercial, fire protection, industrial, and other water and wastewater customers in Pennsylvania, Ohio, North Carolina, Illinois, Texas, New Jersey, New York, Florida, Indiana, Virginia, Maine, Missouri, and South Carolina.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06659.

Historical Information

The graphs below set forth the historical performances of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, and 2008, the first second and third quarters of 2009 as well as for the period from October 1, 2009 through November 3, 2009. (No price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Underlying Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Stock on the Valuation Date. We cannot give you assurance that the performance of each Underlying Stock will result in any return in addition to your initial investment.

                             Badger Meter Inc (BMI)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               29.925                      19.51                       28.49
   4/1/2006            6/30/2006               33.2                        21.6                        27
   7/1/2006            9/29/2006               27.45                       20.55                       25.19
  9/30/2006           12/29/2006               29.5                        21                          27.7

   1/1/2007            3/30/2007               31.91                       25.06                       26.55
  3/31/2007            6/29/2007               29.5                        23                          28.26
  6/30/2007            9/28/2007               36.74                       27.87                       32.05
  9/29/2007           12/31/2007               46.43                       31.91                       44.95

   1/1/2008            3/31/2008               47.4                        34.6101                     43.2
   4/1/2008            6/30/2008               55                          41.36                       50.53
   7/1/2008            9/30/2008               62.74                       42.13                       46.95
  10/1/2008           12/31/2008               47                          17.58                       29.02

   1/1/2009            3/31/2009               33.88                       22.5                        28.89
   4/1/2009            6/30/2009               44.9                        27.96                       41
   7/1/2009            9/30/2009               43.52                       34.13                       38.69
  10/1/2009            11/3/2009               40.8                        36.5                        38.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Calgon Carbon Corp (CCC)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006                8.69                        5.5                         6.15
   4/1/2006            6/30/2006                7.94                        5.45                        6.09
   7/1/2006            9/29/2006                6.14                        4.15                        4.42
  9/30/2006           12/29/2006                6.53                        4.35                        6.2

   1/1/2007            3/30/2007                9.52                        5.43                        8.31
  3/31/2007            6/29/2007               12.2                         7.37                       11.6
  6/30/2007            9/28/2007               14.74                       10.3                        13.96
  9/29/2007           12/31/2007               16.96                       11.64                       15.89

   1/1/2008            3/31/2008               18.9455                     13.19                       15.05
   4/1/2008            6/30/2008               20.23                       12.63                       15.46
   7/1/2008            9/30/2008               23.03                       14.04                       20.36
  10/1/2008           12/31/2008               21.64                        9.11                       15.36

   1/1/2009            3/31/2009               16.79                       12                          14.17
   4/1/2009            6/30/2009               19.31                       11.14                       13.89
   7/1/2009            9/30/2009               16.77                       10.93                       14.83
  10/1/2009            11/3/2009               16.7                        14.06                       16.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Church & Dwight Co Inc (CHD)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               37.67                       32.7                        36.92
   4/1/2006            6/30/2006               38.54                       34.73                       36.42
   7/1/2006            9/29/2006               39.6                        35.15                       39.11
  9/30/2006           12/29/2006               43.57                       38.76                       42.65

   1/1/2007            3/30/2007               50.35                       42.82                       50.35
  3/31/2007            6/29/2007               52.93                       48.14                       48.46
  6/30/2007            9/28/2007               50.85                       42.36                       47.04
  9/29/2007           12/31/2007               57.19                       45.8                        54.07

   1/1/2008            3/31/2008               56.67                       50                          54.24
   4/1/2008            6/30/2008               58.43                       53.4                        56.35
   7/1/2008            9/30/2008               65.54                       48.71                       62.09
  10/1/2008           12/31/2008               64.09                       47.59                       56.12

   1/1/2009            3/31/2009               56.15                       45.41                       52.23
   4/1/2009            6/30/2009               58.5                        49.27                       54.31
   7/1/2009            9/30/2009               61.14                       52.52                       56.74
  10/1/2009            11/3/2009               58.37                       54.54                       57.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      California Water Service Group (CWT)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               45.16                       36.85                       45.05
   4/1/2006            6/30/2006               45.76                       32.77                       35.74
   7/1/2006            9/29/2006               39.19                       33.75                       36.93
  9/30/2006           12/29/2006               42.1299                     36                          40.4

   1/1/2007            3/30/2007               44.58                       35.5                        38.32
  3/31/2007            6/29/2007               41.45                       34.23                       37.49
  6/30/2007            9/28/2007               45.37                       34.28                       38.49
  9/29/2007           12/31/2007               44.5                        35.62                       37.02

   1/1/2008            3/31/2008               40.98                       32.9                        38.15
   4/1/2008            6/30/2008               41.23                       31.48                       32.77
   7/1/2008            9/30/2008               42                          30.84                       38.5
  10/1/2008           12/31/2008               46.6                        27.68                       46.43

   1/1/2009            3/31/2009               48.28                       36.91                       41.86
   4/1/2009            6/30/2009               41.765                      33.49                       36.84
   7/1/2009            9/30/2009               39.94                       35.23                       38.94
  10/1/2009            11/3/2009               40.65                       35.76                       36.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Dionex Corp (DNEX)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               61.59                       46.95                       61.48
   4/1/2006            6/30/2006               62.33                       49.69                       54.66
   7/1/2006            9/29/2006               56.58                       45.76                       50.94
  9/30/2006           12/29/2006               58.99                       48.67                       56.71

   1/1/2007            3/30/2007               68.11                       54.6201                     68.11
  3/31/2007            6/29/2007               74.85                       66.04                       70.99
  6/30/2007            9/28/2007               81.06                       66.67                       79.46
  9/29/2007           12/31/2007               88.39                       77.39                       82.86

   1/1/2008            3/31/2008               83.71                       64.86                       76.99
   4/1/2008            6/30/2008               80.6                        64.89                       66.37
   7/1/2008            9/30/2008               75.21                       58.57                       63.55
  10/1/2008           12/31/2008               65.41                       42.07                       44.85

   1/1/2009            3/31/2009               54.67                       39.92                       47.25
   4/1/2009            6/30/2009               66.5                        46.14                       61.03
   7/1/2009            9/30/2009               67.54                       55.1325                     64.97
  10/1/2009            11/3/2009               69.96                       62.61                       67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ecolab Inc (ECL)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               40.5                        33.64                       38.2
   4/1/2006            6/30/2006               41.2                        37                          40.58
   7/1/2006            9/29/2006               45.44                       39.57                       42.82
  9/30/2006           12/29/2006               46.4                        42.17                       45.2

   1/1/2007            3/30/2007               45.37                       37.01                       43
  3/31/2007            6/29/2007               44.79                       41.12                       42.7
  6/30/2007            9/28/2007               47.59                       39.01                       47.2
  9/29/2007           12/31/2007               52.78                       44.82                       51.21

   1/1/2008            3/31/2008               52.35                       42.52                       43.43
   4/1/2008            6/30/2008               48.91                       42.89                       42.99
   7/1/2008            9/30/2008               52.16                       42                          48.52
  10/1/2008           12/31/2008               49.99                       29.56                       35.15

   1/1/2009            3/31/2009               36.78                       29.27                       34.73
   4/1/2009            6/30/2009               40.04                       34.11                       38.99
   7/1/2009            9/30/2009               47.88                       36.89                       46.23
  10/1/2009            11/3/2009               46.89                       43.39                       44.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Energy Recovery Inc (ERII)
                                (Jul-08 - Jul-09)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   7/1/2008            9/30/2008               13.25                        6.89                        9.59
  10/1/2008           12/31/2008               10.12                        4.57                        7.58

   1/1/2009            3/31/2009                8.67                        4.5                         7.6
   4/1/2009            6/30/2009                8.79                        5.6                         7.08
   7/1/2009            9/30/2009                7.4                         4.89                        5.84
  10/1/2009            11/3/2009                6.33                        5.42                        5.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Insituform Technologies Inc (INSU)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               27.87                       18.51                       26.6
   4/1/2006            6/30/2006               29.67                       20.89                       22.89
   7/1/2006            9/29/2006               25.53                       18.56                       24.28
  9/30/2006           12/29/2006               27.7                        22.04                       25.86

   1/1/2007            3/30/2007               29.81                       18.88                       20.79
  3/31/2007            6/29/2007               23                          18.64                       21.81
  6/30/2007            9/28/2007               22.95                       14.73                       15.23
  9/29/2007           12/31/2007               16.94                       12.03                       14.8

   1/1/2008            3/31/2008               15.46                       11.01                       13.83
   4/1/2008            6/30/2008               19.15                       14.13                       15.23
   7/1/2008            9/30/2008               18.57                       13.66                       14.96
  10/1/2008           12/31/2008               20.8174                      9.26                       19.69

   1/1/2009            3/31/2009               21.28                       11.42                       15.64
   4/1/2009            6/30/2009               17.35                       13.03                       16.97
   7/1/2009            9/30/2009               20.5                        15.1                        19.14
  10/1/2009            11/3/2009               22.8                        16.81                       22.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Itron Inc (ITRI)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               62.75                       39.44                       59.85
   4/1/2006            6/30/2006               73.72                       52.58                       59.26
   7/1/2006            9/29/2006               60.46                       44.76                       55.8
  9/30/2006           12/29/2006               57.5                        46.87                       51.84

   1/1/2007            3/30/2007               68.91                       51.15                       65.04
  3/31/2007            6/29/2007               78.72                       64.57                       77.94
  6/30/2007            9/28/2007               96.08                       73.55                       93.07
  9/29/2007           12/31/2007              112.92                       72.78                       95.97

   1/1/2008            3/31/2008              100                          70.48                       90.23
   4/1/2008            6/30/2008              106.25                       88.77                       98.35
   7/1/2008            9/30/2008              105.99                       84.71                       88.53
  10/1/2008           12/31/2008               90.1                        34.25                       63.74

   1/1/2009            3/31/2009               66.66                       40.1                        47.35
   4/1/2009            6/30/2009               62.19                       42.77                       55.07
   7/1/2009            9/30/2009               67.89                       50.15                       64.14
  10/1/2009            11/3/2009               64.33                       54.92                       61.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Layne Christensen Co (LAYN)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               33.93                       24.97                       33.52
   4/1/2006            6/30/2006               33.54                       25.12                       28.35
   7/1/2006            9/29/2006               33.681                      25.692                      28.57
  9/30/2006           12/29/2006               36.46                       26.57                       32.83

   1/1/2007            3/30/2007               36.72                       30.21                       36.42
  3/31/2007            6/29/2007               45.6                        35.87                       40.95
  6/30/2007            9/28/2007               56.87                       38.09                       55.48
  9/29/2007           12/31/2007               59.19                       44.75                       49.21

   1/1/2008            3/31/2008               51.05                       32.08                       35.02
   4/1/2008            6/30/2008               53.37                       35.03                       43.79
   7/1/2008            9/30/2008               58.26                       32.01                       35.43
  10/1/2008           12/31/2008               35.48                       10.36                       24.01

   1/1/2009            3/31/2009               24.31                       14.13                       16.07
   4/1/2009            6/30/2009               23.801                      16.05                       20.45
   7/1/2009            9/30/2009               35.14                       17.53                       32.05
  10/1/2009            11/3/2009               32.05                       24.75                       26.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Lindsay Corp (LNN)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               28.01                       19                          27.09
   4/1/2006            6/30/2006               27.92                       20.27                       27.12
   7/1/2006            9/29/2006               32.87                       24.16                       28.75
  9/30/2006           12/29/2006               37.77                       28.03                       32.65

   1/1/2007            3/30/2007               36.69                       28.55                       31.79
  3/31/2007            6/29/2007               46.5                        29.55                       44.29
  6/30/2007            9/28/2007               50.65                       37.51                       43.78
  9/29/2007           12/31/2007               77.5                        43.21                       70.69

   1/1/2008            3/31/2008              107.4                        52.66                      102.47
   4/1/2008            6/30/2008              131.14                       82.91                       84.97
   7/1/2008            9/30/2008               97.8                        64.55                       72.75
  10/1/2008           12/31/2008               76                          29.01                       31.79

   1/1/2009            3/31/2009               41.41                       20.89                       27
   4/1/2009            6/30/2009               41.52                       24.02                       33.1
   7/1/2009            9/30/2009               47.02                       31.25                       39.38
  10/1/2009            11/3/2009               39.025                      31.2                        34.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Millipore Corp (MIL)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               74.52                       63.8415                     73.06
   4/1/2006            6/30/2006               76.95                       60.53                       62.99
   7/1/2006            9/29/2006               67.36                       59.58                       61.3
  9/30/2006           12/29/2006               70.16                       60.51                       66.6

   1/1/2007            3/30/2007               76.13                       65.29                       72.47
  3/31/2007            6/29/2007               77.8                        71.71                       75.09
  6/30/2007            9/28/2007               81.14                       67.75                       75.8
  9/29/2007           12/31/2007               83.2                        72.21                       73.18

   1/1/2008            3/31/2008               74.19                       63.82                       67.41
   4/1/2008            6/30/2008               74.68                       63.88                       67.86
   7/1/2008            9/30/2008               76.92                       65.54                       68.8
  10/1/2008           12/31/2008               70.04                       43.36                       51.52

   1/1/2009            3/31/2009               61.06                       49.67                       57.41
   4/1/2009            6/30/2009               72.43                       54.22                       70.21
   7/1/2009            9/30/2009               72.99                       64.71                       70.33
  10/1/2009            11/3/2009               72.69                       67                          68.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Nalco Holding Co (NLC)
                                (Nov-04 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               18.88                       16.69                       17.7
   4/1/2006            6/30/2006               19.65                       15.83                       17.63
   7/1/2006            9/29/2006               19.44                       16.4                        18.52
  9/30/2006           12/29/2006               21.51                       18.147                      20.46

   1/1/2007            3/30/2007               25.17                       19.94                       23.9
  3/31/2007            6/29/2007               29.29                       23.75                       27.45
  6/30/2007            9/28/2007               30.08                       22.51                       29.65
  9/29/2007           12/31/2007               30.98                       21.32                       24.18

   1/1/2008            3/31/2008               24.5                        17.32                       21.15
   4/1/2008            6/30/2008               26.28                       21.11                       21.15
   7/1/2008            9/30/2008               25.9                        17.6                        18.54
  10/1/2008           12/31/2008               18.84                        7.8                        11.54

   1/1/2009            3/31/2009               13.21                        9.38                       13.07
   4/1/2009            6/30/2009               18.34                       12.82                       16.84
   7/1/2009            9/30/2009               21.05                       15.22                       20.49
  10/1/2009            11/3/2009               23.13                       18.76                       21.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Federative Republic of Brazil (SBS)
                                (May-02 - May-09)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               22.18                       16.82                       22.01
   4/1/2006            6/30/2006               26.97                       18.8                        23.55
   7/1/2006            9/29/2006               30.3                        21.75                       30.1
  9/30/2006           12/29/2006               37.2                        28.541                      33.86

   1/1/2007            3/30/2007               36.48                       28.85                       33.79
  3/31/2007            6/29/2007               46.99                       32.62                       44.08
  6/30/2007            9/28/2007               54.52                       37.07                       49.4
  9/29/2007           12/31/2007               53.95                       43.16                       47

   1/1/2008            3/31/2008               49.69                       38.09                       44.33
   4/1/2008            6/30/2008               57.46                       43.73                       51.16
   7/1/2008            9/30/2008               55.1                        25.63                       28.35
  10/1/2008           12/31/2008               29.36                       13.89                       24.21

   1/1/2009            3/31/2009               26.23                       17.42                       21.35
   4/1/2009            6/30/2009               32.68                       21.65                       29.99
   7/1/2009            9/30/2009               39.75                       27                          37.93
  10/1/2009            11/3/2009               43.6599                     37.3                        39.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Whirlpool Corp (WHR)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               96                          79.75                       91.47
   4/1/2006            6/30/2006               94.12                       78.12                       82.65
   7/1/2006            9/29/2006               89.64                       74.07                       84.11
  9/30/2006           12/29/2006               90.68                       80.8                        83.02

   1/1/2007            3/30/2007               96.77                       83.21                       84.91
  3/31/2007            6/29/2007              118                          84.17                      111.2
  6/30/2007            9/28/2007              116.79                       72.1                        89.1
  9/29/2007           12/31/2007               94.89                       72.15                       81.63

   1/1/2008            3/31/2008               98                          67.19                       86.78
   4/1/2008            6/30/2008               92.59                       61.73                       61.73
   7/1/2008            9/30/2008               91.87                       58.22                       79.29
  10/1/2008           12/31/2008               83.05                       30.19                       41.35

   1/1/2009            3/31/2009               49.08                       19.19                       29.59
   4/1/2009            6/30/2009               49.96                       28.44                       42.56
   7/1/2009            9/30/2009               73.84                       41.34                       69.96
  10/1/2009            11/3/2009               80.41                       65.37                       74.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Aqua America Inc (WTR)
                                (Nov-99 - Nov-08)
                                 [CHART OMITTED]



   Period-            Period-End           High Intra-Day           Low Intra-Day Price          Period-End Closing
  Start Date             Date               Price of the              of the Reference         Price of the Reference
                                         Reference Stock in             Stock in ($)                Stock in ($)
                                                ($)
  ----------             ----                   ---                     ------------                ------------
   1/1/2006            3/31/2006               29.79                       26.5                        27.82
   4/1/2006            6/30/2006               27.82                       20.13                       22.79
   7/1/2006            9/29/2006               23.93                       21.13                       21.94
  9/30/2006           12/29/2006               24.94                       21.54                       22.78

   1/1/2007            3/30/2007               24.03                       20.5                        22.45
  3/31/2007            6/29/2007               23.5                        21.4                        22.49
  6/30/2007            9/28/2007               26.62                       21.4                        22.68
  9/29/2007           12/31/2007               24.39                       20.92                       21.2

   1/1/2008            3/31/2008               22                          17.96                       18.78
   4/1/2008            6/30/2008               19.78                       15.76                       15.97
   7/1/2008            9/30/2008               19.14                       14.46                       17.78
  10/1/2008           12/31/2008               22                          12.2                        20.59

   1/1/2009            3/31/2009               21.5                        16.59                       20
   4/1/2009            6/30/2009               20.37                       16.12                       17.9
   7/1/2009            9/30/2009               18.34                       16.5                        17.64
  10/1/2009            11/3/2009               17.64                       15.39                       15.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 30, 2009, which is the third business day following the Pricing Date(s) (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $___


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Direct Investment Notes Linked to a Basket of Stocks

                                November _, 2009